EXHIBIT 10.2

       The 2000 Employee Stock Purchase Plan (the “2000 Purchase Plan”) was amended by the Board of Directors on February 8, 2002 and approved by the shareholders on April 30, 2002 to allow participation in the 2000 Purchase Plan by all full-time and part-time employees of the Company and its subsidiaries rather than United States full-time and part-time employees. Specifically, Section 3.05 of the 2000 Purchase Plan is amended as follows:

"Eligible Employee” means any employee who, as determined on or immediately prior to an Enrollment Period, is a full-time or part-time employee of the Corporation or one of its Subsidiaries.